UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                              _______________


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): September 11, 1998
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                 LifeStyle Furnishings International Ltd.
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          (Exact Name of Registrant as Specified in its Charter)




           Delaware                 333-11905                56-1977928
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 (State or Other Jurisdiction    (Commission File           (IRS Employer
      of Incorporation)              Number)             Identification No.)


                           4000 Lifestyle Court
                     High Point, North Carolina 27265
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            (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code 336-878-7000
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                              Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)



Item 5. Other Events.

      LifeStyle Furnishings International Ltd. (the "Registrant") issued a press release on September 11, 1998. The relevant portion of the text of that release was as follows:



FOR IMMEDIATE RELEASE                              CONTACT: Ronald J. Hoffman


                      LifeStyle Furnishings International
                   Amends the Terms of its Debt Tender Offer
                           and Consent Solicitation

High Point, North Carolina; September 11, 1998 - LifeStyle Furnishings International Ltd. (LFI) announced today that LFI is amending the terms of its previously announced debt tender offer and consent solicitation for its 10 7/8% Senior Subordinated Notes due 2006 (the "Notes"). As more fully described in the supplement to the offer to purchase, the total consideration per $1,000 principal amount of Notes will be $1,100, consisting of the tender offer consideration of $1,075 and a consent payment of $25. The amended offer will expire at 5:00 p.m., New York City time, on Friday, September 25, 1998, unless extended. The consent date is also expected to be September 25, 1998.

Holders of Notes who have previously tendered their Notes need take no action in order to accept the amended offer. Tendered Notes may be withdrawn and consents may be revoked at any time on or prior to 5:00 p.m., New York City time, on September 25, 1998 (unless the offer is extended), but not thereafter.

The amended offer is no longer subject to the completion of the previously announced initial public offering but remains subject to certain other conditions.

Additional information concerning the terms of the amended tender offer and consent solicitation, as well as copies of the supplement to the offer to purchase, may be obtained from the Merrill Lynch Liability Management Group, the Dealer Manager for the offer, at (212) 449-4914 or D.F. King, the Information Agent, at (800) 628-8532.

LifeStyle Furnishings International Ltd. is the largest manufacturer and marketer of home furnishings products in the U.S., with 1997 sales of approximately $2.0 billion. LifeStyle leadership brands include Beacon Hill[Registered], BenchCraft[Registered], Berkline[Registered], Drexel Heritage[Registered], Henredon[Registered], LaBarge[Registered],
Lexington[Registered], Maitland-Smith[Registered], Robert
Allen[Registered]/Ametex[Registered], Sunbury[Registered] and
Universal[Registered].



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              LifeStyle Furnishings International Ltd.


Date: September 11, 1998      By: /s/ Douglas C. Barnard
                                  ------------------------------
                                  Name:  Douglas C. Barnard
                                  Title: Vice President, General
                                  Counsel and Secretary